UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2015

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, Suite 400, Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director

On July 13, 2015, based on the recommendation of the Nominating and Governance Committee of the Board of Directors (the “Board”) of EnerNOC, Inc. (the “Company”), the Board elected Mr. Gary Haroian as a Class II director of the Company with a term expiring at the Company’s 2018 annual meeting of stockholders. In addition, Mr. Haroian was appointed as a member of the Audit Committee and the Compensation Committee of the Board effective as of July 14, 2015. In connection with his election to the Board, Mr. Haroian will be awarded a restricted stock grant under the Company’s 2014 Long-Term Incentive Plan for 24,812 shares of the Company’s common stock, such shares to vest at a rate of 8.33% per quarter. Mr. Haroian will also be entitled to receive an annual cash retainer of $50,000, payable in arrears in equal installments on a quarterly basis, and will be eligible to receive annual equity grants and applicable committee fees, as more fully described in the Company’s definitive proxy statement (File No. 001-33471) filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2015. In addition, Mr. Haroian and the Company will enter into an indemnification agreement, the form of which is attached as an exhibit to the Company’s Registration Statement on Form S-1, as amended (File No. 333-140632), filed with the SEC on May 3, 2007. There are no understandings or arrangements between Mr. Haroian and any other person pursuant to which Mr. Haroian was elected as a director.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective July 14, 2015, the Board approved and adopted an amendment to the Company’s Second Restated Bylaws (the “Bylaws Amendment”). The Bylaws Amendment added Article IX, Section 7 to include a forum selection provision for the adjudication of certain disputes. Article IX, Section 7 provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action brought on behalf of the Company, (ii) any action asserting a claim of a breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law, the Company’s Certificate of Incorporation, or the Company’s Second Restated Bylaws (in each case, as amended from time to time), or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, except as to each of (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

The preceding summary of the Bylaws Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaws Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

3.1	First Amendment to Second Restated Bylaws of EnerNOC, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: July 16, 2015	By:	/s/ Neil Moses
	Name:	Neil Moses
	Title:	Chief Operating Officer & Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	First Amendment to Second Restated Bylaws of EnerNOC, Inc.